SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12.

Southwestern Electric Power Company
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

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MR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661

IMPORTANT ANNUAL SHAREHOLDERS’ MEETING INFORMATION

Shareholder Meeting Notice

Important Notice Regarding the Availability of Information Statement Materials for the

Southwestern Electric Power Company Shareholder Meeting to be Held on May 4, 2010 at

1 Riverside Plaza, Columbus, Ohio at 10:45 am Eastern Time.

Under new Securities and Exchange Commission rules, you are receiving this notice that the Information Statement materials for the annual meeting of shareholders are available on the Internet. Follow the instructions below to view the materials. We are not asking you for a proxy, and the Board of Directors is not soliciting a proxy.

This communication presents only an overview of the more complete Information Statement materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the Information Statement materials. The information statement and annual report are available at:

Easy Online Access — A Convenient Way to View Information Statement Materials
Step 1: Go to www.aepproxies.com.
Step 2: Make your selection either view the Information Statement online or request a printed copy.

At the annual meeting, 10 directors will be elected to serve until the 2011 annual meeting.

Here’s how to order a copy of the Information Statement materials:
g Telephone - Call us free of charge at 1-800-237-2667 to order a set of Information Statement materials.
g Internet - Go to www.aepproxies.com. Follow the instructions to order a set of Information Statement materials.
g Email - Send an email message with your full name and address to klkozero@aep.com.
To facilitate timely delivery, all requests for a paper copy of the Information Statement materials must be received by April 23, 2010.

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